                                                                   EXHIBIT 10.16

                      AMENDMENT TO LETTER OF EMPLOYMENT

         THIS AMENDMENT TO LETTER OF EMPLOYMENT ("Amendment") is made and entered into by and between FERDINAND COLLOREDO-MANSFELD ("Employee") and CABOT INDUSTRIAL PROPERTIES, L.P. ("Employer").

         WHEREAS, Employee and Employer entered into an amended letter of employment, effective September 10, 1998, which letter of employment was further amended, effective October 28, 2001 (the "Letter of Employment"), under which Employee is to receive certain benefits if Employee's employment is terminated under certain circumstances following a Change in Control (as defined therein) (the "Change in Control Benefits"); and

         WHEREAS, pursuant to the terms of the Agreement and Plan of Merger, dated as of October 28, 2001 (the "Merger Agreement"), Cabot Industrial Trust ("REIT") and Employer desire to have Rooster Acquisition Corp., a Delaware corporation, merge with and into REIT with REIT as the surviving corporation (the "Merger"); and

         WHEREAS, as a result of the contemplated Merger, Employee and Employer mutually agree that it is in the best interest of both parties for the timing of the payment of the Change in Control Benefits under the Letter of Employment to be amended and for the Employee to sign a waiver and release as a condition to receiving the Change in Control Benefits under the Letter of Employment; and

         WHEREAS, Employee and Employer mutually agree that if the contemplated Merger is either: (a) not effected or (b) not effected on or before April 30, 2002, this Amendment shall be without any force and effect and the timing of the payment of the Change in Control Benefits and conditions for receiving the Change in Control Benefits under the Letter of Employment shall at all times commencing immediately after the execution of this Amendment be the timing of payment of such benefits and conditions for receiving such benefits in effect immediately prior to the execution of this Amendment.

         NOW, THEREFORE, for and in consideration of the mutual promises set forth below, it is hereby agreed by and between the Employee and Employer as follows:

         1. The timing of the payment of the Change in Control Benefits under the Letter of Employment shall be amended in its entirety to provide as follows:

         The "lump sum payment" to be made pursuant to the terms of the Letter of Employment shall be made no earlier than the thirtieth (30th) day and no later than the forty-fifth (45th) day following the earliest to occur of:

         (a)      the effective time of the Merger;

         (b) the termination of the Merger Agreement as a result of an injunction having been obtained against the Merger; or

         (c) the 120th day following the close of the Tender Offer as contemplated and set forth in the Merger Agreement.

         2. As a condition to receiving the Change in Control Benefits under this Letter of Employment, Employee must sign a waiver and release of all claims arising out of Employee's termination and employment with Employer, in a form reasonably satisfactory to Employer.

         3. In the event the contemplated Merger is either: (a) not effected or (b) not effected on or before April 30, 2002, this Amendment shall be without any force and effect and the timing of the payment of the Change in Control Benefits and conditions for receiving the Change in Control Benefits under the Letter of Employment shall at all times commencing immediately after the execution of this Amendment be the timing of payment of such benefits and conditions for receiving such benefits in effect immediately prior to the execution of this Amendment.

         4. Employee, intending to be legally bound and for and in consideration of the benefits described in this Amendment, does for himself, his heirs, executors, administrators, successors and assigns, hereby release and forever discharge Employer, its successors, predecessors, parents, subsidiaries, affiliates, assigns, directors, officers, agents and employees and all persons, corporations or other entities who might claim to be jointly and severally liable with them, from any and all actions, causes of action, claims, demands, charges or suits of any kind whatsoever based upon, arising out of or relating to this Amendment.

         5. Employee acknowledges that Employee has freely and voluntarily entered into this Amendment and agrees that he shall not institute any legal proceedings either individually or as a class representative or member against Employer as to any matter based upon, arising out of or relating to this Amendment.

         6. This Amendment shall be governed by and construed in accordance with the laws of the State of Massachusetts.

         7. Except as provided herein, each provision of this Amendment is intended to be severable. If any term or provision is held to be invalid, void or unenforceable by a court of competent jurisdiction for any reason whatsoever, such ruling shall not affect the remainder of this Amendment.

                 [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties, intending to be legally bound, apply their signatures voluntarily and with full understanding of the contents of this Amendment and after having had ample time to review and study this Amendment.

         Signed and executed this 5th day of December, 2001.

WITNESS:                                   FERDINAND COLLOREDO-MANSFELD

                                           /s/ Ferdinand Colloredo-Mansfeld
---------------------------------          --------------------------------

WITNESS:                                   CABOT INDUSTRIAL PROPERTIES, L.P.

                                           By:  /s/ Neil E. Waisnor
---------------------------------               -------------------
                                           Title:  Senior Vice President-Finance

                                      3